SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[    ]   Preliminary Proxy Statement
[    ]   Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X  ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

 ......................Tweedy, Browne Fund Inc.................................
                (Name of Registrant as Specified In Its Articles)

 ..........................Laurie E. Buckley....................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)  Proposed maximum aggregate value of transaction:

         5)  Total fee paid:

[    ]   Fee paid previously with preliminary materials.

[    ]   Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

[Graphic]   TWEEDY, BROWNE                                 52 Vanderbilt Avenue
            FUND INC.                                      New York, NY 10017

-------------------------------------------------------------------------------

Tweedy, Browne Global Value Fund

Tweedy, Browne American Value Fund

                                                                   May 29, 1998

Dear Shareholder

      As you may know, Tweedy, Browne Company LLC, the investment adviser (the "Investment Adviser") to the Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (the "Funds") (the Investment Adviser and the Funds are
sometimes   collectively   referred  to  herein  as  the  "Firm"),  has  as  its
institutional partner and manager member, Affiliated Managers Group, Inc. ("AMG"), a New York Stock Exchange listed company. Following its initial public offering, AMG's largest shareholder remained a group of private equity funds managed by TA Associates, Inc. ("TA"). AMG and its institutional stockholders are now engaged in one or more transactions the result of which will be to reduce the voting stock of AMG beneficially owned by TA so that TA could no longer be deemed to control AMG. Although neither TA nor AMG have the authority to participate in the management of either the Investment Adviser or the Funds, the proposed transactions may be deemed to result in an indirect transfer of interests in the Investment Adviser under the Investment Company Act of 1940, as amended, and therefore be deemed to be a technical "assignment" of the advisory contracts between the Funds and the Investment Adviser. Accordingly, the shareholders of each of Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund are being asked to approve a new advisory agreement between the Funds and the Investment Adviser, to take effect following this transfer.

      Set forth below is a chart which we hope will clarify the relationships described above.

              TA ASSOCIATES, INC.
                      and other
             Institutional Shareholders

                                                       Christopher H. Browne
              AFFILIATED MANAGERS                         William H. Browne
                    GROUP, INC.                            John D. Spears
                                                         Thomas H. Shrager
                                                        Robert Q. Wyckoff, Jr.
                                                        Managing Directors of
                                                     Tweedy, Browne Company LLC

                                          TWEEDY, BROWNE COMPANY LLC
                                                  Investment Adviser

                                            TWEEDY, BROWNE FUND INC.
                                          Tweedy, Browne Global Value Fund
                                        Tweedy, Browne American Value Fund

     Although technically there may be a change in control of the Investment Adviser, as a practical matter, nothing is changing. Our Managing Directors have control over day-to-day operations of the Firm and the management of the Funds and client accounts. We are now six months into our arrangement with AMG, and we can say that they have done exactly as they said they would: they have left us alone.

     Each of us has signed ten year employment and non-compete agreements with the Firm and has retained an equity interest in the Firm. We continue to have autonomy to manage the assets entrusted to us by our shareholders and clients. We place a very high value on our independence and our ability to make investment decisions free of any considerations other than what is in the best interest of the assets we manage. This is not a totally selfless point of view since we have the greater part of our own net worth invested alongside our shareholders and clients. In addition to the Firm's day-to-day operations remaining unchanged, we have the same bare walls in our offices and the same tacky polyester plants. We come into the office as we did before, and do our work just as we always have. Hopefully, we and our clients will benefit by our efforts.

     In considering the proposal, please note:

     o The amount of shares you own and the advisory fees charged to your Fund will not change.

     o The investment objectives and policies of each Fund will remain the same and key employees of the Investment Adviser will continue to manage your Fund as they have in the past.

     After careful consideration, the Board of Directors of Tweedy, Browne Fund Inc. has approved the new advisory agreements and recommends that you vote FOR all proposals described in the attached materials.

     Since shareholders of both Funds in the Tweedy, Browne family are required to vote, we have prepared one proxy statement to reduce costs. If you hold shares in more than one Fund you will receive one statement and a proxy card for each Fund you own.
Please vote each proxy card you receive.

     Your vote is very important. Please take a moment now to sign and return your proxy card(s) in the enclosed, postage-paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. If you have questions about the transaction, you may call them at 1-800-733-8481, Ext. 488.

     Thank you for your cooperation and continued support.

                                   Sincerely,

                                   CHRISTOPHER H. BROWNE
                                   President

                        TWEEDY, BROWNE GLOBAL VALUE FUND
                       TWEEDY, BROWNE AMERICAN VALUE FUND

                              52 Vanderbilt Avenue
                            New York, New York 10017

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held on July 29, 1998
                            1-800-733-8481, Ext. 488

     A Meeting of Shareholders of Tweedy, Browne Fund Inc. (the "Corporation") and each series of the Corporation, Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (each a "Fund" and collectively the "Funds"), will be held at The Hotel Intercontinental, 111 East 48th Street, New York, NY 10017, in the Beekman II Room, 3rd Floor, on July 29, 1998 at 4:00 p.m., Eastern time, for the following purposes:

     1. To consider and act upon the approval of a new investment advisory agreement between each Fund and Tweedy, Browne Company LLC;

     2. To consider and act upon the election of five members of the Board of Directors of the Corporation to serve until the next shareholders meeting or until their successors are elected and qualified;

     3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for each Fund for the fiscal year ending March 31, 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books will not be closed, but in lieu thereof, the Board of Directors has fixed the close of business on May 15, 1998 as the record date for the determination of shareholders of each Fund entitled to notice of, and to vote at, the Meeting. By order of the Board of Directors

                                                         M. GERVASE ROSENBERGER
                                                         Secretary

New York, New York
May 29, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            TWEEDY, BROWNE FUND INC.

                              52 Vanderbilt Avenue
                               New York, NY 10017

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                        TWEEDY, BROWNE GLOBAL VALUE FUND
                       TWEEDY, BROWNE AMERICAN VALUE FUND
                           TO BE HELD ON JULY 29, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Tweedy, Browne Fund Inc. (the "Corporation") of proxies to be voted at a Special Meeting of Shareholders of the Corporation and each series of the Corporation, Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (each a "Fund" and collectively the "Funds") to be held at The Hotel Intercontinental, 111 East 48th Street, New York, NY 10017, in the Beekman II Room, 3rd Floor, on July 29, 1998 at 4:00 p.m., Eastern time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     The costs of preparing, printing, mailing and soliciting the proxies will be borne by Affiliated Managers Group, Inc. ("AMG"). In addition, certain officers, directors and employees of Tweedy Browne Company LLC, the investment adviser to the Funds (the "Adviser" or "Tweedy, Browne"), and officers and directors of the Funds (none of whom will receive additional compensation therefor) may solicit proxies in person or by telephone, telegraph or mail. Shareholder Communications Corporation will also solicit proxies. The Corporation's most recent annual report is available upon request, without charge, by writing to Tweedy, Browne Fund Inc. c/o First Data Investor Services Group, Inc., Post Office Box 5160, Westboro, Massachusetts 01581 or calling 1-800-432-4789 option #2.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated in accordance with Maryland law, which may require them to be treated as shares that are present. Under Maryland law, shares that are present but not yet voted "for" or "against" a matter will be disregarded in determining the "votes cast" on an issue. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Corporation at the address indicated above or by voting in person at the Meeting. A majority of the outstanding shares eligible to vote on a particular matter is necessary for there to be a quorum for that matter. If a quorum is present at the Meeting, the affirmative vote of either a majority of the outstanding shares of a Fund or, if less than a majority, 67% of the shares of that Fund present for such purpose is necessary to approve that Fund's new investment advisory agreement. The five nominees for director receiving the highest number of votes will be elected and approval by a majority of the shares present for such purpose is necessary to ratify the Board's selection of the independent auditors.

     The Board of Directors of the Corporation knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The Board of Directors of the Corporation has fixed the close of business on May 15, 1998 as the record date (the "Record Date") for the determination of shareholders of each Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. Shareholders of each Fund on that date will be entitled to one vote on each matter on which they are entitled to vote for each share held and a fractional vote with respect to fractional shares, and shareholders will not have cumulative voting rights. At the close of business on the Record Date, the Corporation had outstanding 137,790,271.403 shares of the Global Value Fund and 45,369,971.075 shares of the American Value Fund, each with a par value of $.0001 per share, which comprise the only authorized series of the Corporation.

     The principal executive offices of the Funds are located at 52 Vanderbilt Avenue, New York, New York 10017. The enclosed proxy and this proxy statement are first being sent to the Corporation's Shareholders on or about May 29, 1998.

                                 PROPOSAL NO. 1

                       APPROVAL OF NEW INVESTMENT ADVISORY
                             AGREEMENT FOR EACH FUND

Summary of the Transaction

     Affiliated Managers Group, Inc. ("AMG") is the manager member of the Adviser. AMG is a publicly traded company which acquires interests in investment management firms. AMG is a Delaware corporation which has its offices at Two International Place, Boston, MA 02110. AMG does not participate in the day-to-day management or the investment process of the firms in which it holds interests. Under the organizational documents of the Adviser, AMG has no authority to manage the day-to-day operations or participate in the investment process at Tweedy, Browne Company LLC.

     AMG's largest stockholder is a group of private equity funds managed by TA Associates, Inc. ("TA"). Due to the ownership of AMG stock by the equity funds TA manages, TA may be deemed to control AMG. TA has no power or authority to participate in the management or operations at Tweedy, Browne.

     In the next several months, it is anticipated that one or more of the following transactions will occur, the result of which will be to reduce the voting stock of AMG beneficially owned by TA so that TA will no longer be deemed to control AMG (the "Transaction"): TA may seek to cause the funds it manages to distribute AMG voting stock to their respective investors or to sell AMG stock in public or private transactions; other institutional investors holding non-voting stock of AMG may convert (upon a public or private sale or otherwise) their stock in a manner that dilutes the percentage of AMG voting stock held by the funds managed by TA; or AMG may issue additional shares of voting stock in public market or private transactions.

     Pursuant to Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), each Fund's existing investment advisory agreement terminates automatically upon its "assignment", which term includes any transfer of a controlling interest in an adviser. Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders. It is possible that certain dispositions by TA could be treated as "assignments." In order for Tweedy, Browne to be certain of being able to continue to provide investment advisory services to each Fund after the Transaction, the Board has determined that the shareholders of each Fund should approve a new investment advisory agreement (the "New Advisory Agreements").

     The Transaction will be effected in accordance with either the provisions of Rule 15a-4 under the 1940 Act or an appropriate exemptive order, in which case the Transaction and the New Advisory Agreements may take effect prior to shareholder approval of the New Advisory Agreements and shareholder approval must be obtained within 120 days following the Transaction (subject to the conditions of any applicable exemptive order). Alternatively, if shareholder approval is obtained prior to the Transaction, the New Advisory Agreements will take effect upon effectiveness of the Transaction as determined by the Board.

     The New Advisory Agreements will remain in effect for an initial two-year term and will continue in effect thereafter for successive periods if and so long as such continuance is specifically approved annually by (a) the Board of Directors or (b) the Fund's shareholders, provided that in either event, the continuance also is approved by a majority of the directors who are not "interested persons" by vote cast in person at a meeting called for the purpose of voting on such approval.

     After careful consideration, the Board of Directors recommends that shareholders of each Fund vote "FOR" the New Advisory Agreement between the Corporation on behalf of such Fund and Tweedy, Browne to replace the current advisory agreements with Tweedy, Browne. See "Evaluation by the Board" below.

The Investment Adviser

     Tweedy, Browne, 52 Vanderbilt Avenue, New York, New York 10017 currently serves as each Fund's investment adviser. Tweedy, Browne manages each Fund's investments, provides various administrative services (not otherwise provided by third parties) and supervises each Fund's daily business affairs, subject to supervision by the Corporation's Board of Directors. Tweedy, Browne is owned by its Managing Directors, Christopher H. Browne, William H. Browne, John D. Spears, Thomas H. Shrager and Robert Q. Wyckoff, Jr., and a subsidiary of AMG, which owns a majority interest in the Adviser. The Management Committee, which consists of Messrs. Christopher and William Browne and John Spears, manages the day-to-day operations of Tweedy, Browne and the Funds and makes all investment management decisions. AMG does not participate in the day-to-day management, operations or investment process at Tweedy, Browne.

The New Advisory Agreements

     Pursuant to the current advisory agreements between Tweedy, Browne and the Corporation on behalf of each Fund, Tweedy, Browne has been retained to manage the investments of each Fund and to provide such investment research, advice and supervision, in conformity with each Fund's investment objectives and policies, as may be necessary for the operations of each Fund. The New Advisory Agreements provide the same authority. The current advisory agreement for each Fund was approved by shareholders of the Funds on September 29, 1997. The current advisory agreements and New Advisory Agreements provide that each Fund will pay Tweedy, Browne a fee for its services equal to 1.25% of its average daily net asset value. Tweedy, Browne has voluntarily agreed with the Board of Directors to waive such portion of its fees from the American Value Fund as may be necessary to keep the total expense ratio of the American Value Fund from exceeding 1.39%. This waiver may be withdrawn or modified by Tweedy, Browne although it does not expect to do so. During each Fund's fiscal year ended March 31, 1998, Tweedy, Browne's net fees earned were: $23,717,001 for the Global Value Fund and $7,652,123 (net of fee waivers of $105,729) for the American Value Fund.

     The New Advisory Agreements provide for the furnishing of the same advisory services for the same advisory fees as the current advisory agreements with each Fund. The current advisory agreements provide, among other things, that Tweedy, Browne will bear all expenses of its employees and overhead incurred in connection with its duties, and that the Funds will pay (or reimburse Tweedy, Browne, if it has paid) all direct and indirect costs, charges, and expenses of or related to each Fund's business and operations, including the compensation of the Corporation's directors (other than those who are interested persons). A form of the New Advisory Agreement is attached as Appendix A.

     Tweedy, Browne intends to devote such time and effort to the business of each Fund as is reasonably necessary to perform its duties to each Fund pursuant to both the current advisory agreements and New Advisory Agreements, although the services of Tweedy, Browne are not exclusive and Tweedy, Browne may provide similar services to other investment companies and other clients and may engage in other activities.

     The current advisory agreements and New Advisory Agreements both provide that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, Tweedy, Browne is not liable to either Fund or the shareholders of either Fund for any act or omission by Tweedy, Browne in the supervision or management of investment activities or for any loss sustained by either Fund or the shareholders of either Fund, and that a Fund will indemnify Tweedy, Browne subject to the requirements and limitations of the 1940 Act.

Both the current advisory agreements and the New Advisory Agreements may be terminated on 60 days' written notice at any time without the payment of any penalty either by the Corporation, upon the vote of a majority of the Corporation's Board of Directors or a majority of the outstanding voting securities of the respective Fund, or by Tweedy, Browne.

Evaluation by the Board

     On May 12, 1998, the independent directors of the Board (other than Mr. Lazar, who was unable to attend) met and discussed the potential transactions by TA and the possible effect on the Corporation and each Fund and evaluated the New Advisory Agreements. In evaluating the New Advisory Agreements, the Board reviewed materials furnished by Tweedy, Browne relevant to its decision. Those materials included information regarding Tweedy, Browne (including information describing personnel and operations) as well as materials regarding the services rendered, absolute and relative performance of the Funds, profitability of Tweedy, Browne relating to the Funds and comparative advisory fee information. In its deliberations, the Board considered the results of the Transaction and the comparative information on other investment companies with similar investment objectives. In addition, the Board reviewed and discussed the terms and provisions of the New Advisory Agreements and compared fees and expenses under the New Advisory Agreements with those paid by other investment companies.

     The Board was advised by counsel and considered all information that it determined was relevant to its deliberations. In determining to recommend that shareholders of each Fund vote to approve the New Advisory Agreement as being in the best interest of each Fund's shareholders, it was noted that the advisory services to be provided by Tweedy, Browne would be performed by the same principals in the business who had previously been providing such services, that the Transaction would not impose any unfair burden on the Corporation and that expenses of the Funds in the future would not be any greater than those under the current advisory agreements. The Board noted that the Transaction would have no effect on the advisory fees, investment objectives and policies or operations of the Funds or the management, operations or personnel of the Adviser.

     Accordingly, after consideration of the above, and such other factors and information as it deemed relevant, the Board of Directors, including all of the members of the Board present at the meeting who are not interested persons (as such term is defined by the 1940 Act), approved each New Advisory Agreement and voted to recommend its approval to each Fund's shareholders.
The Board of Directors recommends that you vote "FOR" Proposal No. 1.

                                 PROPOSAL NO. 2

                       ELECTION OF THE BOARD OF DIRECTORS
                               OF THE CORPORATION

     At the Meeting, five directors will be elected to serve until the next Meeting of Shareholders and until their successors are elected and qualified. The five nominees for directors receiving the highest number of votes will be elected. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the persons listed below unless instructions to the contrary are marked on the proxy. The Board of Directors recommends that you vote "FOR" the nominees.

     Certain information concerning the nominees and the officers of the Corporation is set forth below. Four of the nominees are currently directors of the Corporation and were elected by the shareholders at a Special Meeting of the Shareholders held on September 29, 1997. Mr. Anthony H. Meyer was appointed by the Board of Directors at its meeting on May 12, 1998. The "interested" director (as defined by Section 2(a)(19) of the 1940 Act) is indicated in the chart below by an asterisk (*). The directors who are not "interested directors" are referred to as "independent directors."

                                       Principal                    Director               Fund Shares
                                     Occupation or                   of the                   Owned               % of
                                     Employment in                 Corporation                as of              Shares
Name and Age                         Past 5 Years                     Since                 04/30/98           Outstanding
------------                         ------------                     -----                 --------           -----------

Bruce A. Beal.....................  Partner and Officer,               1993                1,251.513(1)            (3)
Age: 60                             The Beal Companies and
                                    Beal & Company,  Inc.,
                                    various  real estate
                                    development and investment
                                    companies.  Real
                                    estate consultant.

Christopher H. Browne*............  Managing Director of               1993               55,292.458(2)            (3)
Age: 50                             Tweedy, Browne.                                       97,427.067(1)            (3)

Arthur Lazar......................  President of Lazar                 1993               21,518.109(1)            (3)
Age: 84                             Brokerage (insurance
                                    brokerage).

Richard B. Salomon................  Partner in Christy &               1994                4,685.723(1)            (3)
Age: 49                             Viener (law firm).

Anthony H. Meyer..................  Retired.                           1998               17,841.309(1)            (3)
Age: 67


All directors and officers as a group owned an aggregate of  142,723.721 shares of the Global Value Fund and 55,292.458 shares of the American Value Fund as of April 30, 1998.
 .........
   * Mr. Christopher Browne is considered by the Corporation to be a director who is an "interested person" of Tweedy, Browne or of the Corporation (within the meaning of the 1940 Act).
(1)  Global Value Fund
(2)  American Value Fund
(3)  Less than 1%

     The Board of Directors of the Corporation held five meetings during the fiscal year ended March 31, 1998. In that period, all incumbent directors attended all of the meetings held. The Corporation has no standing committee of the Board of Directors.

     Only the independent directors receive remuneration from the Funds for acting as a Director. Effective October 1, 1997, directors fees were set at $8,000 per Fund per year plus $500 per Fund for each Board of Directors meeting attended plus out-of-pocket expenses.

     The following table sets forth certain information regarding compensation of the Corporation's Board of Directors and officers. Except as disclosed below, no executive officer or person affiliated with the Corporation received compensation from the Corporation for the fiscal year ended March 31, 1998.

                               COMPENSATION TABLE*

                                                                           Aggregate                Total Compensation
                                                                        Compensation                  From Corporation
                                                                           From the                      and Complex
Name and Position                                                        Corporation                  Paid to Directors

Christopher H. Browne,
   Chairman of the Board and
   President...................................................                   $0                              $0
William H. Browne,
   Treasurer...................................................                   $0                              $0
John D. Spears,
   Vice President..............................................                   $0                              $0
M. Gervase Rosenberger,
   Vice President and Secretary................................                   $0                              $0
Bruce A. Beal, Director........................................              $12,500                         $12,500
Arthur Lazar, Director.........................................              $12,500                         $12,500
Richard B. Salomon, Director...................................              $12,500                         $12,500


*Estimated compensation for the Corporation's fiscal year ending March 31, 1999 will be $20,000 per Director.

     The Board of Directors recommends that you vote "FOR" each of the nominees.

                                 PROPOSAL NO. 3.

                          RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP ("E&Y") has been selected by vote cast in person by a majority of the Board of Directors, including a majority of the independent directors, as the independent accountants to audit the accounts of the Corporation and each Fund for and during the fiscal year ending March 31, 1999.

     Representatives of E&Y will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

     The affirmative vote of a simple majority of shares of the Corporation present and voting at the Meeting is required to ratify the selection of E&Y. The Board of Directors recommends that you vote "FOR" the ratification of selection of independent accountants.

                                PRINCIPAL HOLDERS

     As of the Record Date, to the best knowledge of the Fund, the following persons owned of record or beneficially more than 5% of any class of the outstanding shares of either Fund.

                                                                                                           Total Shares
     Fund Name                                 Name and Address                                                Owned

Tweedy, Browne                          Charles Schwab & Co. Inc                                            32,962,590
Global Value Fund                       FBO Special Custody Acct FBO
                                        Exclusive Benefit of Customers
                                        Attn Mutual Funds
                                        101 Montgomery St
                                        San Francisco, CA 94104

Tweedy, Browne                          National Financial Services Corp.                                   11,407,386
Global Value Fund                       Cust Exclusive Ben of Customer
                                        P.O. Box 3908 Church Street Station
                                        New York, NY 10008-3908

Tweedy, Browne                          Donaldson Lufkin & Jenrette SE                                       8,121,142
Global Value Fund                       Div Pershing Div Funds
                                        Attn. Mutual Funds
                                        5970 Thomtree Drive
                                        San Jose, CA 95120

Tweedy, Browne                          Charles Schwab & Co. Inc                                            10,305,864
American Value Fund                     Special Custody Acct for Excl Ben
                                        Attn Mutual Funds Reinvest Omn
                                        101 Montgomery St
                                        San Francisco, CA 94104

Tweedy, Browne                          National Financial Services Corp.                                    9,357,579
American Value Fund                     Cust Exclusive Benefit of
                                        P.O. Box 3908 Church Street Station
                                        New York, NY 10008-3908

Tweedy, Browne                          Donaldson Lufkin & Jenrette SE                                       2,177,682
American Value Fund                     Div Pershing Div Funds
                                        P.O. Box 2052
                                        Jersey City, NJ 07303


                    BROKERAGE FEES AND PORTFOLIO TRANSACTIONS

     Tweedy, Browne conducts all of the trading operations, except clearing, for both the Global Value Fund and the American Value Fund. Tweedy, Browne places portfolio transactions with or through issuers, underwriters and other brokers and dealers. In its capacity as a broker/dealer, Tweedy, Browne reserves the right to receive a ticket charge from each Fund for such service although it currently does not engage in this practice.

     The primary objective of Tweedy, Browne in placing orders for the purchase and sale of securities for each Fund's portfolio is to obtain the most favorable net results, taking into account such factors as price, commission, where applicable (which is negotiable in the case of U.S. national securities exchange transactions but which is generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker/dealer. Tweedy, Browne reviews, on a routine basis, commission rates, execution and settlement services performed, making internal and external comparisons.

     Tweedy, Browne is authorized to place orders for portfolio transactions on behalf of the Funds with brokers and dealers who supply market quotations to the custodian of the Funds for appraisal purposes, or who supply research, market and statistical information to either Fund or Tweedy, Browne when it can be done consistently with the policy of obtaining the most favorable net results. The term "research, market and statistical information" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. However, Tweedy, Browne currently does not engage in these practices. Tweedy, Browne is not authorized, when placing portfolio transactions for either Fund, to pay a brokerage commission on account of receiving such services or information in excess of that which another broker might have charged for executing the same transaction. Tweedy, Browne does not place orders with brokers or dealers on the basis that the broker or dealer has or has not sold a Fund's shares. In effecting transactions in over-the-counter securities, orders are placed with the principal market makers for the security being traded unless it appears that more favorable results are otherwise available.

     Although certain research, market and statistical information from brokers and dealers can be useful to the Funds and to Tweedy, Browne, it is the opinion of Tweedy, Browne, that such information is only supplementary to its own research effort since the information must still be analyzed, weighed, and reviewed by Tweedy, Browne's staff. Such information may be useful to Tweedy, Browne in providing services to clients other than the Funds, and not all such information is useful to Tweedy, Browne in providing services to the Funds. For the fiscal years ended March 31, 1998 and March 31, 1997, the Global Value Fund paid brokerage commissions of $2,670,257 and $2,167,248, respectively, none of which were paid to affiliates. For the fiscal years ended March 31, 1998 and March 31, 1997, the American Value Fund paid brokerage commissions of $636,393 and $223,652, respectively, none of which were paid to affiliates. The increase in commission payments is attributable to the increased size of the Funds.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     The Corporation does not hold regularly scheduled meetings of shareholders of either Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following the Meeting should submit such proposal to the Corporation.

                                  OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

     All proxies received will be voted in favor of all the proposals, unless otherwise directed therein.

                                                          Very truly yours,

                                                          CHRISTOPHER H. BROWNE
                                                          President

May 29, 1998

                                   Appendix A

                          INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT, dated , between Tweedy, Browne Fund Inc. (the "Company"), a Maryland corporation, and Tweedy, Browne Company LLC (the "Adviser"), a Delaware limited liability company.

     In consideration of the mutual promises and agreements herein contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, it is agreed by and between the parties hereto as follows:

1. In General
The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the assets of the Company allocated to [Tweedy, Browne Global Value Fund] [Tweedy, Browne American Value Fund] (the "Fund").

2. Duties and obligations of the Adviser with respect to investments of assets of the Fund
         (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Company's Board of Directors, the Adviser shall act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund.

          (b) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940 (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Fund as set forth from time to time in the Company's Registration Statement on Form N-1A and any prospectus or statement of additional information used by the Fund and provided to the Adviser; and (v) any policies and determinations of the Board of Directors of the Company with respect to the Fund.

        (c) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated persons (as defined in the Act) of the Adviser. If in any fiscal year the Fund's aggregate expenses (excluding interest, taxes, distribution expenses, brokerage commissions and extraordinary expenses) exceed the most restrictive expense limitation imposed by the securities law of any state in which the shares of the Fund are registered or qualified for sale (currently 2.5% of the first $20 million in assets, 2.0% of the next $50 million and 1.5% of the excess), the Adviser will reimburse the Company for the amount of such excess up to the amount of fees accrued for such fiscal year thereunder. The amount of such reimbursement shall be calculated monthly and an appropriate amount shall be held back or released to the Adviser each month so that the aggregate amount held back at any particular time shall equal the net amount of the reimbursement on a cumulative year-to-date basis. As of the end of the year the final amount of the total reimbursement shall be calculated and the appropriate amount released to the Fund or the Adviser or paid to the Fund by the Adviser. Subject to the foregoing, the Company shall be responsible for the payment of all the Fund's other expenses; including (i) payment of the fees payable to the Adviser under paragraph 4 hereof; (ii) organizational expenses; (iii) brokerage fees and commissions and the costs of arranging for portfolio transactions; (iv) taxes; (v) interest charges on borrowings; (vi) the cost of liability insurance or fidelity bond coverage for the Company officers and employees, and directors' and officers' errors and omissions insurance coverage; (vii) legal, auditing and accounting fees and expenses;
   (viii) charges of the Fund's administrator, custodian, transfer agent and dividend disbursing agent; (ix) the Fund's pro rata portion of dues, fees and charges of any trade association of which the Company is a member; (x) the expenses of printing, preparing and mailing proxies, stock certificates and reports, including the Fund's prospectuses and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (xii) the fees and expenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings;
   (xiv) the compensation, including fees, of any of the Company's directors, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions; and (xvii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

        (d) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Company may have which may not be waived under applicable law.

        (e) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

3. Portfolio Transactions
       In the course of the Adviser's execution of portfolio transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgment, will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Company's Board of Directors in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) pay commissions to brokers other than its affiliate which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (b) consider sales by brokers other than the Adviser of shares of the Fund and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for Fund portfolio transactions.

4. Compensation of the Adviser
        (a) Subject to paragraph 2(a), the Company agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser a fee computed daily and payable monthly in arrears in an amount equal to an annualized basis to 1.25% of the Fund's daily average net asset value. For any period less than a month during which this Agreement is in effect, the fee shall be pro rated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. Such payments shall be made in arrears; provided, however, that if the Adviser so requests, the Company will pay as often as weekly an amount equal to 75% of the amount of fees then accrued and not yet paid with the balance at the end of the month.

       (b) For purposes of this Agreement, the net asset value of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Board of Directors of the Company for calculating the net asset value of the Fund's shares.

5. Ownership of Names
       The names "Tweedy, Browne Fund Inc." and ["Tweedy, Browne Global Value Fund"] [Tweedy, Browne American Value Fund] belong to the Adviser.

6. Indemnity
        (a) The Company hereby agrees to indemnify the Adviser and each of the Adviser's directors, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Company or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interest of the Company and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of Directors of the Company. Notwithstanding the foregoing the Company shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Company cannot lawfully waive.

       (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if the directors of the Company determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Company shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of directors of the Company who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

       (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Company, or
(ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

       The rights accruing to any indemnitee under these provisions shall not include any other right to which he may be lawfully entitled.

7. Duration and Termination
       This Agreement shall become effective on the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

       This Agreement may be terminated by the Adviser at any time without penalty upon giving the Company sixty-days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Adviser sixty-days' notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Board of Directors of the Company in office at the time or by the vote of the holders of a "majority of the voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote and provided further, that the provisions of Paragraph 5 shall survive any termination of this Agreement. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder.)

8. Notices
       Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark, if such notice is mailed first class, postage prepaid.

9. Governing Law
       This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                         TWEEDY, BROWNE FUND INC.

                         By ___________________________________________________
                            Name:
                            Title:

                         TWEEDY, BROWNE COMPANY LLC

                         By ___________________________________________________
                            Name:
                            Title:

TWEEDY, BROWNE GLOBAL VALUE FUND SERIES OF PROXY SOLICITED BY THE BOARD OF DIRECTORS TWEEDY, BROWNE FUND INC.

THE UNDERSIGNED HEREBY APPOINTS M. GERVASE ROSENBERGER AND COLEEN DOWNS DINNEEN, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL SHARES OF TWEEDY, BROWNE GLOBAL VALUE FUND (THE "FUND") OF TWEEDY, BROWNE FUND INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MAY 15, 1998, AT THE 1998 SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON JULY 29, 1998 OR ANY ADJOURNMENTS THEREOF.

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                                           Date

                                           Please sign name or names as printed
                                           on proxy to authorize the voting of
                                           your shares as indicated.  Where
                                           shares are registered with joint
                                           owners all joint owners should sign.
                                           Persons signing as executors,
                                           administrators, trustees, etc. should
                                           so indicate.



                                          Signature(s) (Capacity, if applicable)

                             Meeting of Stockholders
       Tweedy, Browne Global Value Fund Series of Tweedy, Browne Fund Inc.
                 52 Vanderbilt Avenue, New York, New York 10017



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposals 1,2 and 3.

                    Please vote by filling in the boxes below


1. To consider and act upon the approval of a new investment advisory agreement between Tweedy, Browne Global Value Fund and Tweedy, Browne Company LLC.

               FOR  |_|          AGAINST  |_|     ABSTAIN   |_|

2. To consider and act upon the election of 5 members of the Board of Directors of the Company to serve until the next meeting or until their successors are elected and qualified.

               FOR   |_|                   WITHHELD  |_|

         Bruce A. Beal              Christopher H. Browne     Arthur Lazar
         Richard B. Salomon                 Anthony H. Meyer

Stockholders may withhold their vote for any nominee(s) by writing that nominee or nominees name(s) in the space provided below.




3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending
   March 31, 1999.

                FOR  |_|         AGAINST  |_|           ABSTAIN   |_|


4. To transact such other business as may properly come before the meeting or any adjournments thereof.

TWEEDY, BROWNE AMERICAN VALUE FUND SERIES OF PROXY SOLICITED BY THE BOARD OF DIRECTORS TWEEDY, BROWNE FUND INC.

THE UNDERSIGNED HEREBY APPOINTS M. GERVASE ROSENBERGER AND COLEEN DOWNS
DINNEEN, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL SHARES OF TWEEDY, BROWNE AMERICAN VALUE FUND (THE "FUND") OF TWEEDY, BROWNE FUND INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MAY 15, 1998, AT THE 1998 SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON JULY 29, 1998 OR ANY ADJOURNMENTS THEREOF.

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

                                           Date

                                           Please sign name or names as printed
                                           on proxy to authorize the voting of
                                           your shares as indicated.  Where
                                           shares are registered with joint
                                           owners all joint owners should sign.
                                           Persons signing as executors,
                                           administrators, trustees, etc. should
                                           so indicate.



                                          Signature(s) (Capacity, if applicable)





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                             Meeting of Stockholders
      Tweedy, Browne American Value Fund Series of Tweedy, Browne Fund Inc.
                 52 Vanderbilt Avenue, New York, New York 10017



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposals 1,2 and 3.

                    Please vote by filling in the boxes below


1. To consider and act upon the approval of a new investment advisory agreement between Tweedy, Browne American Value Fund and Tweedy, Browne Company LLC.

               FOR  |_|          AGAINST  |_|     ABSTAIN   |_|

2. To consider and act upon the election of 5 members of the Board of Directors of the Company to serve until the next meeting or until their successors are elected and qualified.

               FOR   |_|                   WITHHELD  |_|

         Bruce A. Beal              Christopher H. Browne     Arthur Lazar
         Richard B. Salomon                 Anthony H. Meyer

Stockholders may withhold their vote for any nominee(s) by writing that nominee or nominees name(s) in the space provided below.




3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending
   March 31, 1999.

                FOR  |_|         AGAINST  |_|           ABSTAIN   |_|


4. To transact such other business as may properly come before the meeting or any adjournments thereof.